SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2010

Digagogo Ventures Corp.

(Exact name of Company as specified in its charter)

Delaware	333-161914	42-1769945
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

2011 Courtside Ln, Suite 101 Charlotte, NC 28270
(Address of principal executive offices)

Phone: 704-246-8073 Fax: 704-904-6385
(Company’s Telephone Number)
ECO-FRIENDLY POWER TECHNOLOGIES CORP.
(Former name or former address, if changed since last report)

Copy of all Communications to:

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 201

San Diego, CA 92103

Phone: 619.399.3090

Fax: 619.399.0120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

     .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

This First Amended Form 8-K is an amendment to the Form 8-K filed on December 23, 2010, (the “Original Report”). This First Amended Form 8-K is being filed solely for the purpose of correcting the Company's name, as amended, on the cover page of the Original Report. The Original Report inadvertently failed to reflect the Company's new name as set forth herein.

DIGAGOGO VENTURES CORP.

Form 8-K

Current Report

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS;

CHANGE IN FISCAL YEAR

On November 17, 2010, Eco-Friendly Power Technologies Corp., a Delaware corporation, (the “Company”) filed an Amended and Restated Certificate of Incorporation (the “Amendment”) with the Delaware Secretary of State. As a result of the Amendment, the Company, among other things, has changed its name to “Digagogo Ventures Corp.” A copy of the Amended and Restated Certificate of Incorporation is filed herewith as Exhibit 3.1(a).

ITEM 8.01. OTHER EVENTS

Effective as of November 16, 2010, the Company's Board of Directors appointed Action Stock Transfer Corp. to be the new transfer agent and registrar of the Company's common stock, par value $0.0001 per share, replacing Nevada Agency and Transfer Company.

Shareholders may contact Action Stock Transfer Corp. as follows:

Action Stock Transfer Corp.

7069 S. Highland Dr., Suite 300

Salt Lake City, UT 84121

Office - (801) 274-1088

Fax - (801) 274-1099

On December 1, 2010, the Company effectuated a forward split of its issued and outstanding common shares, whereby every one old share of common stock was exchanged for ten new shares of the Company's common stock. As a result, the issued and outstanding shares of common stock increased from 5,500,000 prior to the forward split to 55,000,000 following the forward split. FINRA confirmed approval of the forward split, payable as a dividend to shareholders as of November 18, 2010. The forward split shares are payable upon surrender of certificates to the Company's transfer agent.

ITEM 9.01.

FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits

3.1(a)

Amended and Restated Certificate of Incorporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGAGOGO VENTURES CORP.
Date: December 27, 2010	By: /s/ Fernando Londe
Fernando Londe
President

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